UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 11, 2011 (July 10, 2011)

VANGUARD NATURAL RESOURCES, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33756	61-1521161
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

5847 San Felipe, Suite 3000 Houston, Texas	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (832) 327-2255

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

Vanguard Natural Resources, LLC, a Delaware limited liability company (“VNR”), has entered into an Agreement and Plan of Merger dated as of July 10, 2011 (the “Merger Agreement”), by and among VNR, Vanguard Natural Gas, LLC, a Kentucky limited liability company and wholly-owned subsidiary of VNR (“VNG”), Vanguard Acquisition Company, LLC, a Delaware limited liability company and wholly-owned subsidiary of VNG (“MergerCo”), Encore Energy Partners LP, a Delaware limited partnership (“ENP”), and Encore Energy Partners GP LLC, a Delaware limited liability company and the general partner of ENP (“ENP GP”).

Pursuant to the Merger Agreement, MergerCo will merge with and into ENP at the effective time of the merger, with ENP surviving the merger (the “Merger”).  ENP GP, which is wholly-owned by VNG, will remain the sole general partner of ENP, and VNG will become the sole limited partner of ENP.  Except for the common units owned by VNG, all of the common units representing limited partner interests in ENP outstanding at the effective time of the Merger (“ENP Common Units”) will be cancelled and converted into the right to receive common units representing limited liability company interests in VNR (“VNR Common Units”) based on an exchange rate of 0.75 VNR Common Units per ENP Common Unit.  No fractional VNR Common Units will be issued in the Merger, and ENP unitholders will receive cash in lieu of any fractional VNR Common Units.

The Merger Agreement contains customary representation, warranties and covenants by each of the parties.  Completion of the Merger is conditioned upon, among other things: (1) approval of the Merger Agreement and the Merger by the affirmative vote or consent of holders of a majority of the outstanding ENP Common Units, (2) approval of the issuance of new VNR Common Units in connection with the Merger (the “New Common Unit Issuance”) by the affirmative vote or consent of holders of a majority of the VNR Common Units voting thereon, (3) applicable regulatory approvals, (4) the absence of certain legal injunctions or impediments prohibiting the Merger and the other transactions contemplated by the Merger Agreement, (5) the effectiveness of a registration statement on Form S-4 with respect to the New Common Unit Issuance, (6) approval for the listing on the New York Stock Exchange of the VNR Common Units issued pursuant to the New Common Unit Issuance, and (7) the receipt of certain tax opinions.

The Merger Agreement contains provisions granting both VNR and ENP the right to terminate the Merger Agreement for certain reasons, including, among others, if (1) the Merger does not occur on or before December 31, 2011, (2) ENP fails to obtain the requisite unitholder approval of the Merger Agreement and the Merger, (3) VNR fails to obtain the requisite unitholder approval of the New Common Unit Issuance, or (4) either the ENP GP board of directors or the conflicts committee thereof (the “ENP Conflicts Committee”), in accordance with the Merger Agreement, changes its recommendation to the ENP unitholders with respect to the vote to approve the Merger Agreement and the Merger.  ENP will pay VNR a $20.0 million termination fee if either party terminates the Merger Agreement because the ENP GP board of directors or the ENP Conflicts Committee changed its recommendation.

The limited liability company agreement of ENP GP will be amended and restated in substantially the form attached as Annex A to the Merger Agreement, effective upon the consummation of the Merger.  In addition, the limited partnership agreement of ENP will be amended and restated in substantially the form attached as Annex B to the Merger Agreement effective upon the consummation of the Merger.

VNG, a wholly-owned subsidiary of VNR, already owns the general partner of ENP and approximately 45.6% of the outstanding ENP Common Units.  For additional information about the business and contractual relationships between VNR and ENP, please read VNR’s Quarterly Report on Form 10-Q for the three months ended March 31, 2011.

The ENP Conflicts Committee unanimously determined that the Merger, the Merger Agreement, and the transactions contemplated thereby are fair and reasonable to, and in the best interests of, ENP and the holders of ENP Common Units unaffiliated with VNR.  The actions taken by the ENP Conflicts Committee constitute “Special Approval” under ENP’s partnership agreement.  The ENP Conflicts Committee also recommended that the Merger, the Merger Agreement and the transactions contemplated thereby be approved by the ENP GP board of directors and the holders of ENP Common Units.  Based in part on such determination, Special Approval and recommendation, the ENP GP board of directors approved the Merger, the Merger Agreement and the transactions contemplated thereby, and recommended that the holders of ENP Common Units vote in favor of thereof.

In addition, the conflicts committee of the VNR board of directors (the “VNR Conflicts Committee”) unanimously determined that the Merger, the Merger Agreement, and the transactions contemplated thereby, including the New Common Unit Issuance, are fair and reasonable to, and in the best interests of, VNR and the holders of VNR Common Units unaffiliated with VNR.  The actions taken by the VNR Conflicts Committee constitute “Special Approval” under VNR’s limited liability company agreement.  The VNR Conflicts Committee also recommended that the Merger, the Merger Agreement and the transactions contemplated thereby, including the New Common Unit Issuance, be approved by the VNR board of directors, and the New Common Unit Issuance be approved by the holders of VNR Common Units.  Based in part on such determination, Special Approval and recommendation, the VNR board of directors approved the Merger, the Merger Agreement and the transactions contemplated thereby, including the New Common Unit Issuance, and recommended that the holders of VNR Common Units vote in favor of the New Common Unit Issuance.

Voting Agreement

In connection with the Merger Agreement, VNR, VNG, MergerCo, ENP and ENP GP entered into a Voting Agreement dated as of July 10, 2011 (the “Voting Agreement”).  Pursuant to the Voting Agreement, VNR and VNG agreed to vote the 20,924,055 ENP Common Units owned by VNG (representing approximately 45.6% of the outstanding ENP Common Units) in favor of the Merger and the adoption of the Merger Agreement at any meeting of ENP unitholders.  VNR and VNG further agreed to not sell, transfer, assign, pledge, encumber, grant a participation in, gift-over, hypothecate or otherwise dispose of the 20,924,055 ENP Common Units owned by VNG.  The Voting Agreement will terminate upon any termination of the Merger Agreement.

Cautionary Statements

The foregoing descriptions of the Merger Agreement and the Voting Agreement are qualified in their entirety by reference to the full text of the agreements (including the annexes thereto), which are attached hereto as Exhibits 2.1 and 10.1, respectively, and incorporated herein by reference.

The Merger Agreement is filed herewith to provide investors with information regarding its terms and is not intended to provide any other factual information about VNR or ENP.  In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are as of specified dates and were made only for purposes of such Merger Agreement.  Such representations and warranties are solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed between the parties.  Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk among the parties thereto, rather than establishing matters as facts.  Accordingly, they should not be relied upon as statements of factual information.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about VNR or ENP.  None of the representations and warranties contained in the Merger Agreement will have any legal effect among the parties to the Merger Agreement after the closing of the Merger.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”).  All statements, other than statements of historical fact, included herein that address activities, events or developments that VNR or ENP expects, believes or anticipates will or may occur in the future, including anticipated benefits and other aspects of the proposed Merger, are forward-looking statements.  These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by VNR unitholders, ENP unitholders and regulatory agencies, the possibility that the anticipated benefits from the proposed Merger cannot be fully realized, the possibility that costs or difficulties related to integration of the two companies will be greater than expected, the impact of competition and other risk factors included in the reports filed with the SEC by VNR and ENP.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  Except as required by law, neither VNR nor ENP intends to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Important Information and Where to Find It

In connection with the proposed Merger and New Common Unit Issuance, a registration statement of VNR, which will include a joint proxy statement of VNR and ENP, a prospectus and other materials, will be filed with the SEC.  INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER MATERIALS REGARDING THE PROPOSED TRANSACTIONS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VNR, ENP AND THE PROPOSED MERGER AND NEW COMMON UNIT ISSUANCE.  A definitive joint proxy statement/prospectus will be sent to the unitholders of ENP seeking their approval of the proposed Merger and to the unitholders of VNR seeking their approval of the New Common Unit Issuance.  Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents containing information about VNR and ENP, without charge, at the SEC’s website at www.sec.gov.  Copies of the registration statement and the definitive joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained for free by directing a request to: (i) Investor Relations, Vanguard Natural Resources, LLC, (832) 327-2234, or (ii) Investor Relations, Encore Energy Partners LP, (832) 327-2234.

VNR, ENP and ENP’s general partner, and their respective directors and certain of the respective executive officers of VNR and ENP’s general partner may be deemed to be “participants” in the solicitation of proxies from the unitholders of VNR or ENP, as the case may be, in connection with the proposed Merger and New Common Unit Issuance.  INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF THE GENERAL PARTNER OF ENP IS SET FORTH IN ENP’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010, WHICH WAS FILED WITH THE SEC ON MARCH 1, 2011.  INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF VNR IS SET FORTH IN VNR’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010, WHICH WAS FILED WITH THE SEC ON MARCH 8, 2011.  THESE DOCUMENTS CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES LISTED ABOVE.  ADDITIONAL INFORMATION ABOUT THE INTERESTS OF SUCH PERSONS IN THE SOLICITATION OF PROXIES IN RESPECT OF THE PROPOSED MERGER AND NEW COMMON UNIT ISSUANCE WILL BE INCLUDED IN THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS TO BE FILED WITH THE SEC.

Item 7.01   Regulation FD Disclosure.

On July 11, 2011, VNR and ENP issued a joint press release relating to the Merger.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.  The press release contains statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in the press release.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, unless VNR specifically states that the information is considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated as of July 10, 2011, by and among Vanguard Natural Resources, LLC, Vanguard Natural Gas, LLC, Vanguard Acquisition Company, LLC, Encore Energy Partners GP LLC and Encore Energy Partners LP.

10.1
Voting Agreement dated as of July 10, 2011, by and among Vanguard Natural Resources, LLC, Vanguard Natural Gas, LLC, Vanguard Acquisition Company, LLC, Encore Energy Partners GP LLC and Encore Energy Partners LP.

99.1	Joint Press Release dated as of July 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC.

Date:                      July 11, 2011                                          By: /s/ Scott W. Smith
                    Name: Scott W. Smith
                                                                                              Title:  President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated as of July 10, 2011, by and among Vanguard Natural Resources, LLC, Vanguard Natural Gas, LLC, Vanguard Acquisition Company, LLC, Encore Energy Partners GP LLC and Encore Energy Partners LP.

10.1
Voting Agreement dated as of July 10, 2011, by and among Vanguard Natural Resources, LLC, Vanguard Natural Gas, LLC, Vanguard Acquisition Company, LLC, Encore Energy Partners GP LLC and Encore Energy Partners LP.

99.1	Joint Press Release dated as of July 11, 2011.